EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the purchase of shares on the Nasdaq National Market System.  The prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date. The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price	Shares
7/12/20101	Purchase	$6.2938	11878
7/13/20102	Purchase	6.217	925
7/14/2010	Purchase	6.14	2100
7/15/20103	Purchase	6.0951	2950
7/16/2010	Purchase	6.05	100
7/19/20104	Purchase	6.0397	2150
7/20/20105	Purchase	6.2418	2000
7/21/2010	Purchase	6.25	2400
7/22/20106	Purchase	6.2682	4219
7/23/20107	Purchase	6.1771	1811
7/26/20108	Purchase	6.323	10026
7/27/20109	Purchase	6.3123	2883
7/29/2010	Purchase	6.38	2100
7/30/201010	Purchase	6.301	2450
8/2/201011	Purchase	6.4754	10000
8/3/2010	Purchase	6.40	4901
8/4/201012	Purchase	6.4946	2993

1 This transaction was executed in multiple trades at prices ranging from $6.21 - 6.30
2 This transaction was executed in multiple trades at prices ranging from $6.20 - 6.27
3 Due to incomplete data available to the Reporting Persons, the Reporting Persons are reporting the average price of transactions effected on this date.
4 This transaction was executed in multiple trades at prices ranging from $6.03 - 6.05.
5 This transaction was executed in multiple trades at prices ranging from $6.19 - 6.25.
6 This transaction was executed in multiple trades at prices ranging from $6.25 - 6.30.
7 This transaction was executed in multiple trades at prices ranging from $6.10 - 6.20.
8 This transaction was executed in multiple trades at prices ranging from $6.30 - 6.35.
9 This transaction was executed in multiple trades at prices ranging from $6.30 - 6.32.
10 This transaction was executed in multiple trades at prices ranging from $6.30 - 6.35.
11 Due to incomplete data available to the Reporting Persons, the Reporting Persons are reporting the average price of transactions effected on this date..
12 This transaction was executed in multiple trades at prices ranging from $6.49 - 6.50.

Date	Type	Price	Shares
8/5/201013	Purchase	$6.4835	6932
8/6/2010	Purchase	6.50	600
8/9/2010	Purchase	6.75	300
8/11/2010	Purchase	6.75	800
8/12/2010	Purchase	6.75	340
8/13/2010	Purchase	6.75	200
8/16/201014	Purchase	6.8056	5202
8/17/201015	Purchase	6.7996	9377
8/18/201016	Purchase	6.7998	1111
8/19/201017	Purchase	6.9983	3510
8/20/2010	Purchase	7.00	100
8/23/201018	Purchase	7.1893	16600
8/24/201019	Purchase	7.1696	10499
8/25/2010	Purchase	7.25	200
8/26/201020	Purchase	7.3919	10683
8/30/201021	Purchase	7.7342	1015
8/31/201022	Purchase	7.7492	2630
9/1/201023	Purchase	7.7402	20324
9/2/201024	Purchase	7.7872	8500
9/3/2010	Purchase	7.75	550
9/7/201025	Purchase	7.7928	14014
9/8/201026	Purchase	7.7966	22000
9/9/201027	Purchase	7.868	69850

13 This transaction was executed in multiple trades at prices ranging from $6.38 - 6.50.
14 This transaction was executed in multiple trades at prices ranging from $6.80 - 6.81.
15 This transaction was executed in multiple trades at prices ranging from $6.79 - 6.80.
16 This transaction was executed in multiple trades at prices ranging from $6.78 - 6.80.
17 This transaction was executed in multiple trades at prices ranging from $6.94 - 7.00.
18 This transaction was executed in multiple trades at prices ranging from $7.15 - 7.25.
19 This transaction was executed in multiple trades at prices ranging from $7.11 - 7.25.
20 This transaction was executed in multiple trades at prices ranging from $7.34 - 7.42.
21 This transaction was executed in multiple trades at prices ranging from $7.65 - 7.75.
22 This transaction was executed in multiple trades at prices ranging from $7.73 - 7.75.
23 This transaction was executed in multiple trades at prices ranging from $7.68 - 7.80.
24 This transaction was executed in multiple trades at prices ranging from $7.70 - 7.80.
25 This transaction was executed in multiple trades at prices ranging from $7.69 - 7.80.
26 This transaction was executed in multiple trades at prices ranging from $7.75 - 7.82.
27 This transaction was executed in multiple trades at prices ranging from $7.67 - 7.90.